Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

RAPT Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)

	Equity	Preferred Stock, par value $0.0001 per share(1)

	Debt	Debt Securities(1)

	Other	Warrants(1)

	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(3)	$338,287,098	$0.00011020	$37,280

Fees Previously Paid	—	—	—	—	—	—	—	—

Carryforward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share(1)		(4)		$85,717,806	0.00012980		S-3	333-249848	November 16, 2020	$11,126

	Equity	Preferred Stock, par value $0.001 per share(1)

	Debt	Debt Securities(1)

	Other	Warrants(1)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	(4)		$25,995,096	0.00012980		S-3	333-249848	November 16, 2020	$3,374

	Total Offering Amounts					$450,000,000		$37,280

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$37,280

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)

RAPT Therapeutics, Inc. (the “Registrant”) is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $450,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $450,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of debt securities, such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock and such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities that may be issued upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $111,712,902 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-249848), which was declared effective on November 16, 2020 (the “Prior Registration Statement”), which include $85,717,806 of unsold common stock pursuant to the sales agreement prospectus included in the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $14,500 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $338,287,098 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $37,280 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.